Exhibit 11(a) under Form N-1A
                                             Exhibit 23 under Item 601/Reg. S-K



                       Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 19, 1997, relating to the statement of assets and liabilities of Deutsche Top 50 World, Deutsche Top 50 Europe, Deutsche Top 50 Asia, Deutsche Top 50 US, Deutsche European Mid-Cap Fund, Deutsche German Equity Fund, Deutsche Japanese Equity Fund, Deutsche Global Bond Fund and Deutsche European Bond Fund (nine of eleven separate funds constituting Deutsche Funds, Inc.), which report appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information. /s/ Price Waterhouse LLP Price Waterhouse LLP New York, New York April 9, 1998